Exhibit 99.1

Court Lifts Stay in Finjan v. Symantec

Trial to Proceed Against Symantec on Eight of Finjan’s U.S. Patents

EAST PALO ALTO, CA – 04/04/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (“Finjan”) announced that on March 29, 2016, the stay was lifted in Finjan v. Symantec (3-14-cv-02998-HSG). Finjan and Symantec Corp. jointly submitted a Case Management Statement to the Northern District of California District Court requesting the Court to lift the stay based on the recent decisions by the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office rejecting Symantec’s petitions to institute Inter Partes Review (“IPR”) on seven of Finjan’s eight asserted patents. The parties are to submit a joint schedule to the Court by April 15, 2016, outlining all dates and events leading up to and including the trial.

Finjan asserts that Symantec is infringing eight of its patents, U.S. Patent Nos.: 6,154,844; 7,613,926; 7,756,996; 7,757,289; 7,930,299; 8,015,182; 8,141,154; and 8,677,494, which cover Network Security, Search Engine, and Endpoint technologies. The “Markman” hearing in this case was held on June 29, 2015, and the Court’s Claim Construction Order is pending.

A summary of Symantec IPR challenges against Finjan Patents are:

•	'154 Patent - IPR2015-01547: denied

•	'182 Patent - IPR2015-01548: denied

•	'289 Patent - IPR2015-01552: denied

•	'299 Patent - IPR2015-01549: denied

•	'494 Patent - IPR2015-01892: 3 grounds denied, 1 instituted

•	'494 Patent - IPR2015-01897: denied

•	'844 Patent - IPR2015-01894: denied

•	'926 Patent - IPR2015-01893: denied

•	'926 Patent - IPR2015-01895: denied

•	'996 Patent - IPR2015-01545: denied

•	'996 Patent - IPR2015-01546: denied
Finjan also has pending infringement lawsuits against FireEye, Inc., Palo Alto Networks, Inc., Proofpoint Inc., Sophos, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Media Contact:
Nicholas Gaffney
Zumado Public Relations
(415) 732-7801
ngaffney@zumado.com
Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245
investors@finjan.com